                                  Exhibit 21.1

                    Subsidiaries of EarthWatch Incorporated
                    ---------------------------------------


1.  EarthWatch Satellite Corp., a Delaware corporation.

2.  EarthWatch-Mississippi Operations Incorporated, a Mississippi corporation.